UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 19, 2022

FIRST AMERICAN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34580	26-1911571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California		92707-5913
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (714) 250-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	FAF	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 19, 2022, the Board of Directors (the “Board”) of First American Financial Corporation (the “Company”) unanimously approved an amendment to Section 3.2 of the Company’s Bylaws (as amended, the “Bylaws”) to implement majority voting in uncontested elections of directors (the “Bylaw Amendment”).  In contested elections, where the number of nominees exceeds the number of directors to be elected, plurality voting will continue to apply.  The Bylaw Amendment also updates the director resignation policy in the Bylaws to require that any director who does not receive a majority of the votes cast will promptly tender his or her resignation for consideration in accordance with the procedures in Section 3.2.  The Bylaw Amendment was effective immediately.

The foregoing summary is qualified in its entirety by reference to the full text of the Bylaws, filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Bylaws of First American Financial Corporation, as amended.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST AMERICAN FINANCIAL CORPORATION

Date: January 21, 2022	By:	/s/ Lisa W. Cornehl
		Name:	Lisa W. Cornehl
		Title:	Senior Vice President, Chief Legal Officer

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